Dragon Sino Limited

Sichuan, Chengdu 641001 Ren Min Nan Lu 4 duan 27 hao

Shang Ding Guoji 2 dong 1 danyuan 1015

April 5, 2011

EnviraTrends, Inc.
1900 Main St., Suite 312
Sarasota, FL 34236

Attn. Russell Haraburda, President

Dear Mr. Haraburda:

With respect to the Manufacturing Consulting Agreement between our companies dated January 3, 2011, we have jointly agreed that China Ventures, Inc. will accept 10,000 shares of your personal common stock ("Pledged Shares") of EnviraTrends, Inc. (the Company) as a pledge of guarantee for the fees due to us under the Manufacturing Consulting Agreement.

If and when all obligations by which this pledge of securities is satisfied, Dragon Sino Limited, will return 80% of the Pledged Shares to you as guarantor and may retain the remainder.

If these terms are satisfactory, please sign in the space below.

China Ventures Inc.

By: Steven M Allemang
Title: Asian Director

Acknowledged and Agreed:

EnviraTrends, Inc.

By: ______________ President
Russell Haraburda, President

____
Russell Haraburda, as Guarantor